PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

The following unaudited pro forma condensed consolidated balance sheet information and statements of operations information (collectively, the “Pro Forma Financial Information”) are based upon the previously reported consolidated financial statements of Springleaf Holdings, Inc. (“SHI” or, collectively with its subsidiaries, the “Company”). The Pro Forma Financial Information has been prepared to illustrate the effect of the following asset sale transactions:

•

The Securitization Assets Sale (as defined in Note 1 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information herein) by SHI’s indirect wholly owned subsidiary Springleaf Finance Corporation (“SFC”) and the Depositors (as defined in Note 1 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information herein), to Credit Suisse Securities (USA) LLC and certain of its affiliates (“Credit Suisse”) and the MSR Sale (as defined in Note 1 of the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information herein) by SFC and MorEquity, Inc. (“MorEquity”), a wholly owned subsidiary of SFC, to Nationstar Mortgage Company (“Nationstar”), both of which were completed on August 29, 2014. The total purchase price for these transactions was approximately $1.67 billion, of which approximately $1.63 billion relates to the Securitization Assets Sale, and approximately $39 million relates to the MSR Sale.

•

The probable sale of certain performing and non-performing mortgage loans by certain indirect subsidiaries of SHI to Credit Suisse (the “Probable Whole Loan Sales”). The expected purchase price for the Probable Whole Loan Sales is approximately $1.36 billion.

•

The Probable 2006-1 Securitization Assets Sale (as defined in Note 1 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information herein) by the Company to an unaffiliated third party for an expected purchase price of approximately $11 million. The Probable 2006-1 Securitization Assets Sale, together with the Securitization Assets Sale, the MSR Sale, and the Probable Whole Loan Sales are referred to as the “Asset Sale.” The total expected purchase price for the Asset Sale including the aforementioned proceeds from the Securitization Assets Sale and MSR Sale is $3.04 billion, as described in SHI’s accompanying Form 8-K.

•

Prior Dispositions (as defined in Note 1 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information herein), including (i) the sale by Third Street Funding LLC, SFC’s wholly owned subsidiary, of its beneficial interests in the mortgage-backed retained certificates related to a securitization transaction in 2009 for approximately $737.2 million which settled on March 31, 2014 (the “Third Street Disposition”), (ii) the sale of certain performing and non-performing real estate loans by MorEquity for approximately $79.0 million which settled on March 31, 2014 (the “MorEquity Disposition”), and (iii) the sale by Sixth Street Funding LLC, a wholly owned subsidiary of SFC, of its beneficial interests in the mortgage-backed retained certificates related to a securitization transaction in 2010 for approximately $259.3 million which settled on June 30, 2014 (the “Sixth Street Disposition”).

See Note 1 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information herein for a description of the Asset Sale and the Prior Dispositions (collectively, the “Dispositions”).

The pro forma effect of the Dispositions is reflected in the Pro Forma Financial Information as follows:

•

Unaudited pro forma condensed consolidated balance sheet information as of June 30, 2014 – prepared by including the Company’s unaudited previously reported condensed consolidated balance sheet as of June 30, 2014, adjusted to give pro forma effect to the Asset Sale as if it had been consummated on that date. The Prior Dispositions have already been reflected in our condensed consolidated balance sheet as of June 30, 2014.

•

Unaudited pro forma condensed consolidated statement of operations information for the six months ended June 30, 2014 – prepared by including the Company’s unaudited previously reported condensed consolidated statement of operations for the six months ended June 30, 2014, adjusted to give pro forma effect to the Dispositions as if they had been consummated on January 1, 2013.

•

Unaudited pro forma condensed consolidated statement of operations information for the year ended December 31, 2013 – prepared by including the Company’s previously reported consolidated statement of operations for year ended December 31, 2013, adjusted to give pro forma effect to the Dispositions as if they had been consummated on January 1, 2013.

The previously reported consolidated financial statements referred to above were included in SHI’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 and its Annual Report on Form 10-K for the year ended December 31, 2013, as applicable, each previously filed with the Securities and Exchange Commission. The accompanying Pro Forma Financial Information presented herein should be read in conjunction with the Company’s previously reported consolidated financial statements and notes thereto.

The Pro Forma Financial Information includes pro forma adjustments which reflect transactions and events that (a) are directly attributable to the Dispositions or the Asset Sale, as the case may be, (b) are factually supportable, and (c) with respect to the statements of operations, have a continuing impact on consolidated results. See Note 3 of the Notes to Unaudited Pro Forma Condensed Consolidated Financial Information herein for a description of each pro forma adjustment.

The Pro Forma Financial Information was prepared for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have occurred if the Dispositions or Asset Sale, as the case may be, had been completed on the dates indicated, nor is it indicative of the future financial position or results of operations of the Company. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the Pro Forma Financial Information. The final terms of the Probable Whole Loan Sales are dependent upon final aggregate principal balances of the loans to be sold on the closing date, which is expected to be on or about September 30, 2014. At this time, the Company can only estimate such final aggregate principal balances. Specifically, the Company is still determining the final population of first lien loans that will not be included in the Probable Whole Loan Sales and therefore will be retained by the Company, usually because they are subject to material litigation, compliance defects, property damage or title issues. As of the date of this filing, the Company believes that its estimates of total balance of loans purchased by Credit Suisse are reasonable; however, due to the fact that the Pro Forma Financial Information has been prepared based upon estimates, the actual total balance of loans sold in the Probable Whole Loan Sales may differ materially from the information presented herein. The final purchase price of the Probable Whole Loan Sales will also depend upon the total balance of mortgage loans sold in the transaction. The Company does not expect material changes to the expected proceeds of the Probable 2006-1 Securitization Assets Sale. Also, estimates, including but not limited to provisions for representations and warranties provided to the counterparties to the Asset Sale will be subject to further revision as additional information becomes available to the Company and such revisions may be material.

The Pro Forma Financial Information does not reflect future events that may occur after the Dispositions, including potential general and administrative cost savings or use of proceeds from the sales. In the opinion of management, all adjustments necessary to reflect the effects of the Dispositions or the Asset Sale, as the case may be described in the notes to the unaudited pro forma condensed consolidated financial statements have been included and are based upon available information and assumptions that the Company believes are reasonable.

SPRINGLEAF HOLDINGS, INC AND SUBSIDIARIES

Pro Forma Condensed Consolidated Balance Sheet Information (Unaudited)

									Pro Forma
				Pro Forma	Probable				Totals for
		Securitization		Totals for	2006-1		Probable		Probable and
	As Reported	Assets and		Completed	Securitization		Whole Loan		Completed
(dollars in thousands)	(A)	MSR Sales (B)		Sales	Assets Sale (B)		Sales (C)		Sales

June 30, 2014

Assets

Cash and cash equivalents	$891,341	$1,667,826	(D)	$2,559,167	$10,762	(D)(E)	$1,359,155	(D)	$3,929,084
Investment securities	657,483	-		657,483	-		-		657,483
Net finance receivables:
Personal loans	3,407,328	-		3,407,328	-		-		3,407,328
SpringCastle Portfolio	2,202,380	-		2,202,380	-		-		2,202,380
Real estate loans	6,341,257	(4,154,422)	(F)	2,186,835	(90,953)	(F)	(1,406,842)	(G)	689,040
Retail sales finance	68,426	-		68,426	-		-		68,426
Net finance receivables	12,019,391	(4,154,422)		7,864,969	(90,953)		(1,406,842)		6,367,174
Allowance for finance
receivable losses	(368,272)	118,373	(H)	(249,899)	285	(H)	103,963	(H)	(145,651)
Net finance receivables,
less allowance
for finance receivable losses	11,651,119	(4,036,049)		7,615,070	(90,668)		(1,302,879)		6,221,523
Restricted cash	487,160	(172,793)	(I)	314,367	(1,532)	(I)	-		312,835
Other assets	396,255	(22,388)	(I)	373,867	(734)	(I)	(13,426)	(I)	359,707

Total assets	$14,083,358	$(2,563,404)		$11,519,954	$(82,172)		$42,850		$11,480,632

Liabilities and Shareholders' Equity

Long-term debt	$11,261,023	$(3,156,007)	(J)	$8,105,016	$(108,161)	(J)	$-	(J)	$7,996,855
Insurance claims and policyholder
liabilities	412,492	(3,108)	(E)	409,384	-	(E)	(1,036)	(E)	408,348
Deferred and accrued taxes	142,174	222,125	(K)	364,299	10,462	(K)	19,422	(K)	394,183
Other liabilities	202,041	(11,188)	(L)	190,853	(2,596)	(L)	(9,180)	(L)	179,077
Total liabilities	12,017,730	(2,948,178)		9,069,552	(100,295)		9,206		8,978,463

Shareholders' equity:
Common stock	1,148	-		1,148	-		-		1,148
Additional paid-in capital	527,708	-		527,708	-		-		527,708
Accumulated other
comprehensive income	37,819	-		37,819	-		-		37,819
Retained earnings	1,111,403	384,774	(M)	1,496,177	18,123	(M)	33,644	(M)	1,547,944
Springleaf Holdings, Inc.
shareholders’ equity	1,678,078	384,774		2,062,852	18,123		33,644		2,114,619
Non-controlling interests	387,550	-		387,550	-		-		387,550
Total shareholders' equity	2,065,628	384,774		2,450,402	18,123		33,644		2,502,169

Total liabilities and
shareholders' equity	$14,083,358	$(2,563,404)		$11,519,954	$(82,172)		$42,850		$11,480,632

See Notes to Pro Forma Condensed Consolidated Financial Information (Unaudited).

SPRINGLEAF HOLDINGS, INC AND SUBSIDIARIES

Pro Forma Condensed Consolidated Statement of Operations Information (Unaudited)

						Pro Forma
						Totals for					Pro Forma
(dollars in thousands except	As Reported	Securitization Assets and		Prior		Completed Sales and Prior	Probable 2006-1 Securitization		Probable Whole Loan		Totals for Probable and Completed
earnings (loss) per share)	(A)	MSR Sales (N)		Dispositions (O)		Dispositions	Assets Sale (N)		Sales (P)		Sales

Six Months Ended June 30, 2014

Interest income	$1,085,387	$(215,423)	(Q)	$(49,432)	(R)	$820,532	$(5,468)	(Q)	$(76,913)	(Q)	$738,151

Interest expense	396,721	(51,321)	(S)	(7,636)	(T)	337,764	(3,183)	(S)	-	(S)	334,581

Net interest income	688,666	(164,102)		(41,796)		482,768	(2,285)		(76,913)		403,570

Provision for finance
receivable losses	276,225	(48,457)	(U)	(9,158)	(V)	218,610	(1,328)	(U)	(20,080)	(U)	197,202

Net interest income after
provision for
receivable losses	412,441	(115,645)		(32,638)		264,158	(957)		(56,833)		206,368

Other revenues:
Insurance	81,106	(5,318)	(W)	-		75,788	(109)	(W)	(1,809)	(W)	73,870
Investment	20,083	-		-		20,083	-		-		20,083
Net loss on repurchases and
repayments of debt	(6,615)	-		-		(6,615)	(306)	(X)	-		(6,921)
Net loss on fair value
adjustments on debt	(16,385)	-		-		(16,385)	(53)	(Y)	-		(16,438)
Net gain on sales of real
estate loans and related trust assets	89,986	-		(89,986)	(Z)	-	-		-		-
Other	4,572	675	(AA)	(110)	(Z)	5,137	74	(AA)	-		5,211
Total other revenues	172,747	(4,643)		(90,096)		78,008	(394)		(1,809)		75,805

Other expenses:
Operating expenses:
Salaries and benefits	183,802	(4,226)	(AB)	(881)	(AB)	178,695	(95)	(AB)	(1,437)	(AB)	177,163
Other operating expenses	117,772	(8,802)	(AC)	(1,836)	(AD)	107,134	(198)	(AC)	(2,994)	(AC)	103,942
Insurance losses and loss
adjustment expenses	37,032	(3,266)	(W)	-		33,766	-	(W)	(1,089)	(W)	32,677
Total other expenses	338,606	(16,294)		(2,717)		319,595	(293)		(5,520)		313,782

Income (loss) before provision
for (benefit from) income taxes	246,582	(103,994)		(120,017)		22,571	(1,058)		(53,122)		(31,609)

Provision for (benefit from)
income taxes	75,272	(38,062)	(AE)	(43,926)	(AE)	(6,716)	(387)	(AE)	(19,443)	(AE)	(26,546)

Net income (loss)	171,310	(65,932)		(76,091)		29,287	(671)		(33,679)		(5,063)

Net income attributable to
non-controlling interests	46,597	-		-		46,597	-		-		46,597

Net income (loss) attributable
to Springleaf Holdings, Inc.	$124,713	$(65,932)		$(76,091)		$(17,310)	$(671)		$(33,679)		$(51,660)

Share Data:
Weighted average number
of shares outstanding:
Basic	114,788,439					114,788,439					114,788,439
Diluted	115,160,440					115,160,440					115,160,440
Earnings (loss) per share:
Basic	$1.09					$(0.15)					$(0.45)
Diluted	$1.08					$(0.15)					$(0.45)

See Notes to Pro Forma Condensed Consolidated Financial Information (Unaudited).

SPRINGLEAF HOLDINGS, INC AND SUBSIDIARIES

Pro Forma Condensed Consolidated Statement of Operations Information (Unaudited)

						Pro Forma	Probable				Pro Forma
						Totals for	2006-1				Totals for
(dollars in thousands except	As Reported	Securitization Assets Sale		Prior		Completed Sales and Prior	Securitization Assets Sale		Probable Whole Loan		Probable and Completed
earnings (loss) per share)	(A)	MSR Sales (N)		Dispositions (O)		Dispositions	(N)		Sales (P)		Sales

Year Ended December 31, 2013

Interest income	$2,154,078	$(444,703)	(Q)	$(152,434)	(R)	$1,556,941	$(12,380)	(Q)	$(189,387)	(Q)	$1,355,174

Interest expense	919,749	(90,700)	(S)	(30,422)	(T)	798,627	(7,251)	(S)	-	(S)	791,376

Net interest income	1,234,329	(354,003)		(122,012)		758,314	(5,129)		(189,387)		563,798

Provision for finance receivable
losses	527,661	(119,002)	(U)	(27,152)	(V)	381,507	(764)	(U)	(82,582)	(U)	298,161

Net interest income after
provision for finance
receivable losses	706,668	(235,001)		(94,860)		376,807	(4,365)		(106,805)		265,637

Other revenues:
Insurance	148,179	(11,803)	(W)	-		136,376	-	(W)	(4,015)	(W)	132,361
Investment	35,132	-		-		35,132	-		-		35,132
Net loss on repurchases
and repayments of debt	(41,716)	-		(476)	(X)	(42,192)	(1,213)	(X)	-		(43,405)
Net gain on fair value
adjustments on debt	6,055	-		-		6,055	(520)	(Y)	-		5,535
Other	5,410	562	(AA)	2,438	(Z)	8,410	19	(AA)	-		8,429
Total other revenues	153,060	(11,241)		1,962		143,781	(1,714)		(4,015)		138,052

Other expenses:
Operating expenses:
Salaries and benefits	463,920	(7,238)	(AB)	(2,374)	(AB)	454,308	(177)	(AB)	(2,697)	(AB)	451,434
Other operating expenses	253,372	(20,151)	(AC)	(6,610)	(AD)	226,611	(493)	(AC)	(7,508)	(AC)	218,610
Insurance losses and loss
adjustment expenses	64,879	(5,065)	(W)	-		59,814	-	(W)	(1,723)	(W)	58,091
Total other expenses	782,171	(32,454)		(8,984)		740,733	(670)		(11,928)		728,135

Income (loss) before benefit
from income taxes	77,557	(213,788)		(83,914)		(220,145)	(5,409)		(98,892)		(324,446)

Benefit from income taxes	(16,185)	(78,246)	(AE)	(30,713)	(AE)	(125,144)	(1,980)	(AE)	(36,195)	(AE)	(163,319)

Net income (loss)	93,742	(135,542)		(53,201)		(95,001)	(3,429)		(62,697)		(161,127)

Net income attributable to
non-controlling interests	113,043	-		-		113,043	-		-		113,043

Net loss attributable to
Springleaf Holdings, Inc.	$(19,301)	$(135,542)		$(53,201)		$(208,044)	$(3,429)		$(62,697)		$(274,170)

Share Data:
Weighted average number
of shares outstanding:
Basic and diluted	102,917,172					102,917,172					102,917,172
Earnings (loss) per share:
Basic and diluted	$(0.19)					$ (2.02)					$ (2.65)

See Notes to Pro Forma Condensed Consolidated Financial Information (Unaudited).

SPRINGLEAF HOLDINGS, INC. AND SUBSIDIARIES

Notes to Pro Forma Condensed Consolidated Financial Information (Unaudited)

1. Description of Transactions

SECURITIZATION ASSETS AND MSR SALES

The “Securitization Assets Sale”

Eighth Street Funding, LLC, Eleventh Street Funding, LLC, Twelfth Street Funding, LLC, Fourteenth Street Funding, LLC, Fifteenth Street Funding, LLC, Seventeenth Street Funding, LLC, and Nineteenth Street Funding, LLC, (collectively, the “Depositors”) are special purpose vehicles, which are wholly owned by SHI’s indirect wholly owned subsidiary SFC. From 2011 through 2013, the Depositors completed seven private securitization transactions in which the Depositors sold certificates backed by mortgage loans of the Springleaf Mortgage Loan Trust (“SMLT”) 2011-1, SMLT 2012-1, SMLT 2012-2, SMLT 2012-3, SMLT 2013-1, SMLT 2013-2, and SMLT 2013-3 (each, a “Trust”, and the issuance of the Securities by each Trust, a “Springleaf Transaction”).

On August 6, 2014, the Depositors and SFC entered into an agreement to sell, subject to certain closing conditions, certain mortgage-backed notes (the “Notes”) and trust certificates (together with the Notes, the “Securities”), the rights to receive any funds remaining in the reserve account established for each Springleaf Transaction, and certain related rights, representing substantially all of the Company’s remaining interests in the Trusts, to Credit Suisse Securities (USA) LLC and its affiliates (“Credit Suisse”) for an aggregate purchase price of approximately $1.63 billion.

The Depositors completed the Securitization Assets Sale on August 29, 2014. The Depositors and SFC retained substantially no interests in the Trusts, and, as a result, the Securitization Assets Sale was accounted for as a sale of the real estate loans included in the Securities, which had a carrying value of $4.04 billion as of June 30, 2014 (after the basis adjustment for the related allowance for finance loss receivables), and the deconsolidation of previously issued securitized interests, which were reported in long-term debt, as well as the deconsolidation of the respective securitization trusts as we no longer were their primary beneficiary.

The “MSR Sale”

Additionally, in a separate transaction on August 6, 2014, SFC and its wholly owned subsidiary, MorEquity, Inc. (collectively, the “Sellers”) entered into a Mortgage Servicing Rights Purchase and Sale Agreement, dated and effective as of August 1, 2014, with Nationstar Mortgage LLC (“Nationstar”), pursuant to which the Sellers agreed to sell to Nationstar for an aggregate purchase price of approximately $39 million, plus reimbursable servicing advances to be agreed upon by the Sellers and Nationstar, all of their rights and responsibilities as servicer, primary servicer and/or master servicer of the mortgage loans underlying the Sellers’ securitizations during 2011, 2012 and 2013 (each a “Pool” and collectively, the “Pools”) with an aggregate unpaid principal balance of approximately $5 billion, and Nationstar has agreed to assume on and after the effective date all of the Sellers’ rights and responsibilities as servicer, primary servicer and/or master servicer, as applicable, for each Pool arising and to be performed on and after the sale date, which includes, among other things, the right to receive the related servicing fee on a monthly basis. The sale transaction for each Pool closed on August 29, 2014. The servicing for each Pool is expected to be transferred on or about September 30, 2014. Until the transfer of servicing occurs, the Company will continue to service certain loans originated at the Company’s branch locations on behalf of Nationstar under an interim servicing agreement. Approximately 50% of the proceeds of the MSR Sale were received on August 29, 2014. For each Pool, 40% of the proceeds of the MSR Sale will be received upon the date of transfer of servicing to Nationstar, while the remaining 10% will be subject to a holdback for resolution of missing documentation and other customary conditions, and received no later than 120 days after the date of transfer of servicing upon resolution of those conditions. Investment funds managed by affiliates of Fortress Investment Group LLC indirectly own a majority interest in Nationstar. Wesley R. Edens and Roy A. Guthrie, members of the Company’s board of directors, also serve as members of Nationstar’s board of directors.

In conjunction with the Securitization Assets Sale and the MSR Sale, the Company will exit existing operational locations and reduce its workforce. The Company will close its locations in Dallas, Texas, Rancho Cucamonga, California, and Wesley Chapel, Florida. Additionally, the Company will reduce the workforce of its servicing operations by approximately 150 employees in the Evansville, Indiana, location, resulting in a total reduction of workforce of approximately 250 employees.

The Company’s insurance subsidiaries have written certain insurance policies on properties collateralizing the loans that will be deconsolidated or disposed of in the Securitization Assets Sale and Probable Whole Loan Sales (as defined below). As part of the disposition, the insurance policies associated with the sold loans will be cancelled.

THE “PROBABLE 2006-1 SECURITIZATION ASSETS SALE”

On July 31, 2014, Second Street Funding LLC, an indirect subsidiary of SHI, entered into an agreement to sell certain mortgage-backed notes and trust certificates issued by American General Mortgage Loan Trust (“AGMLT”) 2006-1 (a “Trust”) for approximately $11 million to an unaffiliated third party, subject to customary closing conditions.

The Company expects to complete the Probable 2006-1 Securitization Assets Sale on or about September 30, 2014. The Company will retain substantially no interest in the AGMLT 2006-1 Trust, and, as a result, the Probable 2006-1 Securitization Assets Sale is expected to be accounted for as a sale of the real estate loans included within the AGMLT 2006-1 Trust, and the deconsolidation of previously issued securitized interests, which were reported in long-term debt, as well as the deconsolidation of the AGMLT 2006-1 Trust as we will no longer be its primary beneficiary.

PROBABLE WHOLE LOAN SALES

On August 6, 2014, SHI and Credit Suisse agreed to the terms of sale of certain performing and non-performing mortgage loans by certain indirect subsidiaries of SHI (the “Probable Whole Loan Sales”). The Probable Whole Loan Sales are expected to occur on or about September 30, 2014, subject to the satisfaction of certain stipulations. The Company is retaining all second-lien mortgage loans, as well as first-lien mortgage loans with an estimated carrying value of $689.0 million as of June 30, 2014 that are being specifically identified by the Company during the due diligence process of the Probable Whole Loan Sales.

PRIOR DISPOSITIONS

The “Prior Dispositions” include the following transactions:

Third Street Disposition

On March 6, 2014, Third Street Funding LLC, (“Third Street”) a wholly owned subsidiary of SFC, agreed to sell and transfer its beneficial interests in the mortgage-backed retained certificates related to a securitization transaction in 2009 to Merrill Lynch, Pierce, Fenner and Smith Incorporated for approximately $737.2 million. Third Street completed this transaction on March 31, 2014. As a result of the sale, we deconsolidated the underlying real estate loans and previously issued securitized interests, which were reported in long-term debt, as we no longer were the primary beneficiary of the securitization trust.

MorEquity Disposition

On March 7, 2014, MorEquity Inc. (“MorEquity”), a wholly owned subsidiary of SFC, entered into an agreement to sell certain performing and non-performing real estate loans for approximately $79.0 million. MorEquity completed this transaction on March 31, 2014.

Sixth Street Disposition

On May 23, 2014, Sixth Street Funding LLC (“Sixth Street”), a wholly owned subsidiary of SFC, agreed to sell and transfer its beneficial interests in the mortgage-backed retained certificates related to a securitization transaction in 2010 to Merrill Lynch, Pierce, Fenner & Smith Incorporated for approximately $259.3 million. Sixth Street completed this transaction on June 30, 2014. As a result of the sale, we deconsolidated the underlying real estate loans and previously issued securitized interests, which were reported in long-term debt, as we no longer were the primary beneficiary of the securitization trust.

2. Basis of Presentation

The Pro Forma Financial Information is based upon the Company’s previously reported consolidated financial statements, which were included in SHI’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, each previously filed with the Securities and Exchange Commission.

The pro forma adjustments are based upon currently available information, and assumptions and estimates which management believes to be reasonable. In preparing the Pro Forma Financial Information, the Company specifically identified first lien mortgage loans that it expects to retain after the Asset Sale, and excluded those loans from the pro forma adjustments. The Company is also retaining its entire second-lien mortgage loan portfolio, and as a result has excluded all second-lien mortgage loans from the pro forma adjustments. Following the Asset Sale, the Company expects to retain first-lien loans with an estimated carrying amount of $241 million and second-lien loans with an estimated carrying amount of $448 million as of June 30, 2014. The directly attributable financial effects of all real estate loans other than those being retained have been eliminated by the pro forma adjustments. As further described in the pro forma adjustments, certain pro forma financial statement effects of the Asset Sale were allocated between retained loans and sold loans, and between the Securitization Assets Sale, the Probable 2006-1 Securitization Assets Sale, and the Probable Whole Loan Sales based on the relative proportion of the monthly weighted average outstanding balances of loans in each respective category.

3. Pro Forma Adjustments

The following pro forma adjustments are included in the Pro Forma Financial Information:

A

Reflects the Company’s previously reported condensed consolidated balance sheet and statement of operations included in SHI’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 and in its consolidated statement of operations included in SFC’s Annual Report on Form 10-K for the year ended December 31, 2013, as applicable.

B

Represents the elimination of the assets and liabilities of AGMLT 2006-1 (as disclosed in the “Probable 2006-1 Securitization Assets Sale” column), SMLT 2011-1, SMLT 2012-1, SMLT 2012-2, SMLT 2012-3, SMLT 2013-1, SMLT 2013-2, and SMLT 2013-3 Trusts (collectively, as disclosed in the “Securitization Assets and MSR Sales” column) as well as proceeds received from the Securitization Assets Sale and MSR Sale and the expected proceeds from the Probable 2006-1 Securitization Assets Sale as if the Securitization Assets Sale, the MSR Sale, and the Probable 2006-1 Securitization Assets Sale had occurred on June 30, 2014 and the Trusts had been deconsolidated as of that date.

C

Represents the elimination of the assets and liabilities, as well as receipt of proceeds related to the Probable Whole Loan Sales as if they had occurred on June 30, 2014.

D

Reflects the aggregate cash received for the Securitization Assets Sale of $1.63 billion, total cash of $39 million expected to be received from the MSR Sale (including amounts subject to the holdback described in Note 1) and cash estimated to be received for the Probable 2006-1 Securitization Assets Sale of $11 million and the Probable Whole Loan Sales of $1.36 billion. The estimated effects of post-closing adjustments are included in other liabilities. The estimated cash received for the Probable 2006-1 Securitization Assets Sale and the Probable Whole Loan Sales is the agreed upon price for loans the Company expects to be included in such sales. There is also a decrease in cash of $4 million for the refund of unearned premiums due on the cancellation of insurance policies.

E

Represents primarily the reduction of unearned premium insurance liabilities for property and casualty and life insurance that will be cancelled as a result of the Securitization Assets Sale, the Probable 2006-1 Securitization Assets Sale, and the Probable Whole Loan Sales. There is also a corresponding decrease in cash of $4 million for the refund of unearned premiums due on the cancellation of such insurance policies.

F

Represents the loans that were previously recognized on the Company’s balance sheet through consolidation of the securitization vehicles that are being deconsolidated as part of the Securitization Assets Sale and the Probable 2006-1 Securitization Assets Sale.

G

Represents the whole loans that are being sold as part of the Probable Whole Loan Sales.

H

Represents the allowance for finance receivable losses that were attributable to the loans being sold or deconsolidated, which were allocated on a per loan basis for loans accounted for under Accounting Standards Codification (“ASC”) 310-20 Nonrefundable Fees and Other Costs and on a pool basis for loans accounted under ASC 310-30 Loans and Debt Securities Acquired with Deteriorated Credit Quality.

I

Represents restricted cash and other assets that were previously recognized on the Company’s balance sheet through consolidation of the securitization vehicles that are being deconsolidated as part of the Securitization Assets Sale and the Probable 2006-1 Securitization Assets Sale. Restricted cash includes reserve account rights sold as well as other restricted cash of the variable interest entities deconsolidated. Other assets include reductions in escrow advances of $19 million, deferred financing costs related to debt of the loan securitization trusts of $13 million, and real estate owned of $6 million.

J

Represents the long term debt incurred by securitization vehicles that are being deconsolidated as part of the Securitization Assets Sale and the Probable 2006-1 Securitization Assets Sale. No long term debt is eliminated with respect to the Probable Whole Loan Sales as there is no long term debt specifically linked or required to be repaid as a result of the Probable Whole Loan Sales.

K

Represents the deferred tax liability on the gain related to the Securitization Assets Sale, the MSR Sale, the Probable 2006-1 Securitization Assets Sale, and the Probable Whole Loan Sales. The deferred tax liability is calculated based on the Company’s combined federal and state statutory rate of 36.6%.

L

Represents a reduction of accrued interest expense of $8 million as a result of the deconsolidation of long term debt by securitization vehicles and an increase of $14 million of estimated liabilities for representations and warranties recorded by the Company as part of the Securitization Assets Sale, the Probable 2006-1 Securitization Assets Sale, and the Probable Whole Loan Sales. Also, this amount represents the reduction of accrued liabilities for servicing expenses of $1 million that were directly attributable to the holding of the loans that are part of the Securitization Assets Sale.

M

Represents the gains, net of income tax effects from the Securitization Assets Sale and MSR Sale, and the estimated gains, net of income tax effects from the Probable 2006-1 Securitization Assets Sale and the Probable Whole Loan Sales. The tax effect is calculated based on the Company’s combined federal and state statutory rate of 36.6%.

N

Represents the elimination of operations of AGMLT 2006-1 (as disclosed in the “Probable 2006-1 Securitization Assets Sale” column), SMLT 2011-1, SMLT 2012-1, SMLT 2012-2, SMLT 2012-3, SMLT 2013-1, SMLT 2013-2, and SMLT 2013-3 Trusts (collectively, as disclosed in the “Securitization Assets and MSR Sales” column) as if the Securitization Assets Sale, the MSR Sale, and the Probable 2006-1 Securitization Assets Sale had occurred on January 1, 2013 and the Trusts had been deconsolidated as of that date.

O

Represents the elimination of operations relating to the Prior Dispositions, including the Sixth Street Disposition, the MorEquity Disposition, and the Third Street Disposition, as if they had occurred on January 1, 2013 and for the Sixth Street Disposition and the Third Street Disposition the respective loan securitization trusts had been deconsolidated as of that date.

P

Represents the elimination of operations related to the Probable Whole Loan Sales as if they had occurred on January 1, 2013.

Q

Represents the elimination of interest income attributable to loans being disposed. Interest income is allocated to pools of loans based on average carrying value for the respective period for loans within the scope of ASC 310-30 and based on average net receivable balance for other loans.

R

Represents interest income attributable to loans disposed of in the Prior Dispositions. Interest income is allocated to pools of loans based on average carrying value for the respective period for loans within the scope of ASC 310-30 and based on average net receivable balance for other loans. Interest income attributable to the Third Street Disposition, MorEquity Disposition, and Sixth Street Disposition, respectively, totaled $22.6 million, $2.9 million, and $23.9 million for the six months ended June 30, 2014, and $88.2 million, $10.1 million, and $54.2 million for the year ended December 31, 2013.

S

Represents the elimination of interest expense by securitization vehicles that are being deconsolidated. No interest expense is eliminated with respect to the Probable Whole Loan Sales as there is no long term debt specifically linked or required to be repaid as a result of the Probable Whole Loan Sales.

T

Represents interest expense by securitization vehicle that was deconsolidated in the Prior Dispositions. Interest expense attributable to the Third Street Disposition, and Sixth Street Disposition, respectively, totaled $1.5 million and $6.2 million for the six months ended June 30, 2014, and $15.6 million and $14.8 million for the year ended December 31, 2013. There was no interest expense attributable to the MorEquity Disposition.

U

Reflects the elimination of allocated provision for finance receivable losses based on the composition of the loans within each disposition, allocated between loans accounted for under ASC 310-20, including loans that are in trouble debt restructuring (“TDR”) status, and ASC 310-30. Allocations are made based on average net finance receivables for loans within ASC 310-20 and on average carrying value for loans within ASC 310-30.

V

Reflects the allocation of provision for finance receivable losses to loans disposed of in the Prior Dispositions based on the composition of the loans within each disposition, allocated between loans accounted for under ASC 310-20, including loans that are in TDR status, and ASC 310-30.

Allocations are made based on average net finance receivables for loans within ASC 310-20 and on average carrying value for loans within ASC 310-30. Provision for finance receivable losses attributable to the Third Street Disposition, MorEquity Disposition, and Sixth Street Disposition, respectively, totaled $3.9 million, $1.0 million, and $4.2 million for the six months ended June 30, 2014, and $16.7 million, $2.6 million, and $7.9 million for the year ended December 31, 2013.

W

Represents the elimination of insurance revenue and insurance loss and loss adjustment expenses from the cancellation of property and casualty insurance policies that were associated with the deconsolidated or sold loans.

X

Represents the loss on the repayments of debt related to the Prior Dispositions for the year ended December 31, 2013.

Y

Represents the elimination of the mark to fair value of debt issued by AGMLT 2006-1 Trust.

Z

Represents the elimination of the gain or loss on disposal of the Prior Dispositions from pro forma revenue for the six months ended June 30, 2014.

AA

Represents the elimination of gains and losses on sales of real estate owned for the six months ended June 30, 2014 and for the year ended December 31, 2013.

AB

Represents the reduction in ongoing expenses due to a reduction in workforce as a result of the disposition of the loans and servicing processes allocated on the basis of how each employee’s service was rendered.

AC

Represents the reduction in ongoing operating expenses, primarily reflecting credit, collections and losses expenses that were directly attributable to the holding of the loans.

AD

Represents the reduction in ongoing operating expenses that were directly attributable to the holding of the loans and debt that are part of the Prior Dispositions. Operating expenses attributable to the Third Street Disposition, MorEquity Disposition, and Sixth Street Disposition, respectively, totaled $0.8 million, $0.1 million, and $1.0 million for the six months ended June 30, 2014, and $3.7 million, $0.4 million, and $2.4 million for the year ended December 31, 2013.

AE

Represents the pro forma income tax expense effect of pro forma adjustments to income (loss) before provision for (benefit from) income taxes utilizing the Company’s combined federal and state statutory tax rate of 36.6%.